UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):                      July 11, 2011
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
California Contract Terminations
On July 11, 2011, The GEO Group, Inc. (“GEO”) issued a press release announcing contract terminations for three of its community correctional facilities in the State of California. A copy of the press release announcing the contract terminations is attached hereto as Exhibit 99.1.
Stock Repurchase Program
On July 14, 2011, GEO announced that its Board of Directors has approved a stock repurchase program of up to $100.0 million of GEO’s common stock effective through December 31, 2012. The stock repurchase program will be funded primarily with cash on hand, free cash flow, and borrowings under GEO’s revolving credit facility. GEO believes it has the ability to fund the stock repurchase program, its working capital, its debt service requirements, and its maintenance and growth capital expenditure requirements, while maintaining sufficient liquidity for other corporate purposes.
The stock repurchase program is intended to be implemented through purchases made from time to time in the open market or in privately negotiated transactions, in accordance with applicable Securities and Exchange requirements. The program may also include repurchases from time to time from executive officers or directors of vested restricted stock and/or vested stock options. The stock repurchase program does not obligate GEO to purchase any specific amount of its common stock and may be suspended or extended at any time at the company’s discretion. A copy of the press release announcing the stock repurchase program is attached hereto as Exhibit 99.2.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
d) Exhibits

99.1	Press Release, dated July 11, 2011, announcing contract terminations for three of GEO’s community correctional facilities in California

99.2	Press Release, dated July 14, 2011, announcing GEO’s $100.0 million stock repurchase program

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
July 15, 2011 Date	By:	/s/ Brian R. Evans
Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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